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                                                                     Exhibit (i)

                                 April 28, 2000



  Securities and Exchange Commission
  450 Fifth Street, NW
  Washington, D.C. 20549

  Re: HSBC Mutual Funds Trust (File Nos. 33-33734 as 811-6057)
      -------------------------------------------------------

  Dear Sir/Madam:

        As counsel to HSBC Mutual Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 25 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

        Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

        It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable and we hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 25 to Registration No. 33-33734.

                                                        Sincerely,

                                                        PAUL, WEISS, RIFKIND
                                                        WHARTON & GARRISON